As filed with the Securities and Exchange Commission on November 6, 2000
                                                Registration No. 333-___________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                             MACROVISION CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                      77-0156161
   (State or other jurisdiction                         (I.R.S. Employer
         or incorporation                              Identification No.)

                               1341 Orleans Drive
                           Sunnyvale, California 94089
                     (Address of Principal Executive Offices

            Macrovision Corporation 1996 Directors Stock Option Plan
                            (Full title of the Plan)

                                   ----------

                               Mr. Ian R. Halifax
                             Chief Financial Officer
                             Macrovision Corporation
                               1341 Orleans Drive
                           Sunnyvale, California 94089
                                 (408) 743-8600
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              David W. Herbst, Esq.
                             Gregory J. Rubis, Esq.
                         Manatt, Phelps & Phillips, LLP
                         1001 Page Mill Road, Building 2
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum       Proposed maximum
Title of securities           Amount to be      offering price       aggregate offering        Amount of
  to be registered             registered         per share                 price          registration fee
-------------------            ----------      ----------------      ------------------    ----------------
common stock, $0.001 par   126,000 shares(1)       $67.31(2)           $8,481,060.00(2)        $2,239.00
value per share ("Common
Stock")

----------
(1) Based on an estimate of the number of shares that will be purchased pursuant to the Macrovision Corporation 2000 Equity Incentive Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional shares that may become available for purchase pursuant to such plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on October 31, 2000, as reported on The Nasdaq Stock Market.

      Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 126,000 shares of the Registrant's common stock covered by the Registrant's 1996 Directors Stock Option Plan, as amended through June 16, 2000 (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-23213, previously filed with the Commission on March 13, 1997, with respect to the Plan are incorporated herein by reference. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Commission.

      The validity of the common stock will be passed upon by Manatt, Phelps & Phillips, LLP, Palo Alto, California. Attorneys with Manatt, Phelps & Phillips, LLP own approximately 20,000 shares of the Registrant's common stock.

   Exhibit                       Description of Exhibit
   -------                       ----------------------
   Number
   ------

         4 Macrovision Corporation 1996 Directors Stock Option Plan, as amended.

         5    Opinion of Manatt, Phelps & Phillips, LLP.

      23.1    Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5).

      23.2    Consent of KPMG LLP.

        24    Power of Attorney (included on signature page hereto).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of November 2000.

                                           MACROVISION CORPORATION


                                           By: /s/ John O. Ryan
                                              ----------------------------------
                                                    John O. Ryan
                                                    CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John O. Ryan, William A. Krepick, Richard
S. Matuszak and Ian R. Halifax, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

NAME                               TITLE                             DATE


/s/ John O. Ryan          Chairman of the Board of Directors,   November 3, 2000
-----------------------   Chief Executive Officer and a
John O. Ryan              Director (principal executive
                          officer)



/s/ Ian R. Halifax        Vice President, Finance and           November 2, 2000
-----------------------   Administration and Chief Financial
Ian R. Halifax            Officer (principal financial and
                          accounting officer)

/s/ William A. Krepick    Director                              November 2, 2000
-----------------------
William A. Krepick


/s/ Richard S. Matuszak   Director                              November 3, 2000
-----------------------
Richard S. Matuszak


/s/ Donna S. Birks        Director                              November 2, 2000
-----------------------
Donna S. Birks


                          Director                              November _, 2000
-----------------------
William N. Stirlen


/s/ Thomas Wertheimer     Director                              November 3, 2000
-----------------------
Thomas Wertheimer


                                       4